Exhibit 10.16

AMENDMENT TO THE AMENDED AND RESTATED ESCROW AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED ESCROW AGREEMENT, dated as of June 10, 2015 (this “Amendment”), is entered into by and among Hailiang Education Group, Inc. (the “Issuer”) and the Underwriter whose name and address appears on the Information Sheet attached to the Escrow Agreement (as defined below) and Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004 (the “Escrow Agent”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Escrow Agreement.

BACKGROUND

The Issuer, the Underwriter and the Escrow Agent are parties to that certain Amended and Restated Escrow Agreement, dated as of June 2, 2015 (the “Escrow Agreement”). The parties to this Amendment wish to amend certain provision of the Escrow Agreement as set forth in this Amendment. Section 6 of the Escrow Agreement provides that the Escrow Agreement may be altered or amended only with the written consent of the Issuer, the Underwriter and the Escrow Agent. This Amendment constitutes a written agreement signed by the necessary parties in order to effectuate the amendments to the Escrow Agreement specified below.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1 Amendment to the Escrow Agreement. The parties hereto agree that the Escrow Agreement shall be amended as set forth in this Section 1.1. Section 3.1 of the Escrow Agreement is hereby amended and restated in its entirety as follows:

“The Underwriter shall promptly deliver to the Escrow Agent all monies in the form of checks or wire transfers which it receives from prospective purchasers of the Securities by noon of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and monies are received. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “CST&T Hailiang Education Group Inc. Escrow Account.” Any check payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Underwriter (together with any Subscription Information, as defined below or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.”

Section 1.2 Entire Agreement. This Amendment along with the Escrow Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

Section 1.3 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

THE ISSUER		CONTINENTAL STOCK TRANSFER & TRUST COMPANY

HAILIANG EDUCATION GROUP INC.

By:	/s/ Ming Wang	By:	/s/ Cynthia Jordan
	Name: Ming Wang		Name: Cynthia Jordan
	Title: Chief Executive Officer		Title: Vice President

THE UNDERWRITER NETWORK 1 FINANCIAL SECURITIES, INC.

By:	/s/ Damon Testaverde
Name: Damon Testaverde
Title: Managing Director

Signature Page to the Amendment to Escrow Agreement